                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY

      The registrant and each of the several directors of F.N.B. Corporation (the "Corporation") whose signature appears below constitutes and appoints Stephen J. Gurgovits and Brian F. Lilly and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in the name, place and stead of the registrant and each of the undersigned in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) this registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the registrant or any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, each of the undersigned directors of the Corporation has hereunto set his hand as of the date indicated below. This Power of Attorney may be executed in counterparts which, when taken together, shall constitute a single original thereof.

Peter Mortensen                        Chairman of the Board             November 30, 2004
---------------------------
Peter Mortensen


Stephen J. Gurgovits                   Director, President and Chief     November 30, 2004
------------------------------------   Executive Officer
Stephen J. Gurgovits

William B. Campbell                    Director                          November 30, 2004
------------------------------------
William B. Campbell

Henry M. Ekker                         Director                          November 30, 2004
------------------------------------
Henry M. Ekker

Harry F. Radcliffe                     Director                          November 30, 2004
------------------------------------
Harry F. Radcliffe

William J. Strimbu                     Director                          November 30, 2004
------------------------------------
William J. Strimbu

Earl K. Wahl, Jr.                      Director                          November 30, 2004
---------------------------
Earl K. Wahl, Jr.

                                       Director                          November ___, 2004
------------------------------------
Archie O. Wallace

Robert B. Goldstein                    Director                          November 30, 2004
------------------------------------
Robert B. Goldstein

John W. Rose                           Director                          November 30, 2004
------------------------------------
John W. Rose